POWER OF ATTORNEY

      The undersigned, as a Section 16 reporting person of Micron Technology, Inc. (the Company), hereby constitutes and appoints the Company's Compensation, Equity and

Payroll Manager, Katie Reid, Stock Analyst, Suzan Gore, and General Counsel,

Roderic W. Lewis, and each of them, the undersigned's true and lawful attorneyinfact to

complete and execute Forms 3, 4 and 5 and other forms, and all amendments thereto,

as such attorneyinfact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as amended)

 and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and

do all acts necessary in order to file such forms with the Securities and

Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate to comply with applicable law.

      The undersigned hereby ratifies and confirms all that said attorneysinfact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneysinfact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming,

any of the undersigned's responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934 (as amended).

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the

Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company.

      iN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on this the 9th day of July, 2010.

      Signature:  Glen Hawk

      Printed Name:  Glen Hawk